As filed with the Securities and Exchange Commission on January 12, 1999.

                                                    REGISTRATION NO. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                      ------------------------------------


                                 WESTERN BANCORP
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                                      95-3863296
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                          4100 NEWPORT PLACE, SUITE 900
                         NEWPORT BEACH, CALIFORNIA 92660
                    (Address of Principal Executive Offices)

                      ------------------------------------

                        1995 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                      ------------------------------------



   JULIUS G. CHRISTENSEN, ESQ.                             COPY TO:
EXECUTIVE VICE PRESIDENT, GENERAL                   STANLEY F. FARRAR, ESQ.
    COUNSEL AND SECRETARY                            SULLIVAN & CROMWELL
       WESTERN BANCORP                       1888 CENTURY PARK EAST, SUITE 2100
  4100 NEWPORT PLACE, SUITE 900                  LOS ANGELES, CALIFORNIA 90067
 NEWPORT BEACH, CALIFORNIA 92660                       (310) 712-6600
       (949) 863-2459
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                        Proposed             Proposed
                                                                        Maximum               Maximum               Amount of
                                                 Amount to be           Offering Price        Aggregate             Registration
Title of Securities to be Registered             Registered             Per Share(1)          Offering Price(1)     Fee
------------------------------------------------ ---------------------  --------------------  --------------------  ---------------
Common Stock, no par value                       242,335 shares         $31.875               $7,724,429            $2,148
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the offering price and registration fee are based upon the average of the high and low prices of Western Bancorp common stock on January 8, 1999 as reported by Nasdaq(R).

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I (plan information and registrant information) have been or will be sent or given to participants in the 1995 Incentive Stock Option Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of Western Bancorp, a California corporation (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 1997;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         3. Current Reports on Form 8-K dated February 11, 1998, April 30, 1998, June 18, 1998, June 26, 1998, August 6, 1998, August 7, 1998, September 11,
1998, September 29, 1998, October 6, 1998, November 6, 1998, November 12, 1998,
November 25, 1998 and December 24, 1998, and on Form 8-K/A dated April 9, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of common stock ("Common Stock"), of which 20,858,512 shares were issued and outstanding as of December 31, 1998 and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. Holders of shares of Common Stock of the Company are entitled to one vote for each share of record on all matters voted upon by shareholders of the Company, except that in connection with the election of directors, the shares subject to notice may be voted cumulatively. Shares of Common Stock of the Company are not subject to redemption, conversion or sinking fund provisions. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of the registrant that may be issued after the date hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by Julius G. Christensen. Julius G. Christensen is the Executive Vice President, General Counsel and Secretary for Western Bancorp.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

Articles Five and Six of Western Bancorp's Restated Articles of Incorporation and Article VI of Western Bancorp's By-Laws currently provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the California General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this registration statement:

         5.1 Opinion of Julius G. Christensen, Esq. as to the validity of the Common Stock.

         10.1   1995 Incentive Stock Option Plan.

         23.1 Consent of Julius G. Christensen, Esq. (contained in his opinion filed as Exhibit 5.1).

         23.2   Consent of KPMG LLP (Western 10-K).

         23.3   Consent of KPMG LLP (Western 8-K).

         23.4   Consent of Deloitte & Touche LLP (Santa Monica Bank).

         23.5   Consent of Deloitte & Touche LLP (SC Bancorp).

         23.6   Consent of Deloitte & Touche LLP (California Commercial
                Bankshares).

         23.7   Consent of Vavrinek, Trine, Day & Co. (Bank of Los Angeles).

         23.8   Consent of Vavrinek, Trine, Day & Co. (Monarch Bancorp).

         23.9   Consent of Arthur Andersen LLP (Santa Monica Bank).

         24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on this 8th day of January, 1999.

                                           WESTERN BANCORP



                                           By: /s/ Arnold C. Hahn
                                               --------------------------------
                                               Arnold C. Hahn
                                               Executive Vice President and
                                               Chief Financial Officer


         We, the undersigned officers and directors of Western Bancorp, do hereby constitute and appoint Arnold C. Hahn and Julius G. Christensen, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                CAPACITY                             DATE
        ---------                                --------                             ----

/s/ Hugh S. Smith, Jr.
--------------------------          Chairman and Director                       January 8, 1999
Hugh S. Smith, Jr.

/s/ Matthew P. Wagner
--------------------------          Chief Executive Officer, President
Matthew P. Wagner                   and Director                                January 8, 1999

/s/ Arnold C. Hahn
--------------------------          Executive Vice President, Chief
Arnold C. Hahn                      Financial Officer and Director              January 8, 1999


--------------------------          Director                                    January 8, 1999
Allen C. Barbieri

/s/Adriana M. Boeka
--------------------------          Director                                    January 8, 1999
Adriana M. Boeka

/s/ Rice E. Brown
--------------------------          Director                                    January 8, 1999
Rice E. Brown

                                       -6-


/s/ John M. Eggemeyer
--------------------------          Director                                    January 8, 1999
John M. Eggemeyer

/s/ William C. Greenbeck
--------------------------          Director                                    January 8, 1999
William C. Greenbeck


--------------------------          Director                                    January 8, 1999
Mark H. Stuenkel

/s/ Dale E. Walter
--------------------------          Director                                    January 8, 1999
Dale E. Walter

/s/ Robert L. McKay
--------------------------          Director                                    January 8, 1999
Robert L. McKay


                                  EXHIBIT INDEX


EXHIBITS  DESCRIPTION AND METHOD OF FILING
--------  --------------------------------
   5.1 Opinion of Julius G. Christensen, Esq. as to the validity of the Common Stock.

   10.1   1995 Incentive Stock Option Plan.

   23.1 Consent of Julius G. Christensen, Esq. (contained in his opinion filed as Exhibit 5.1).

   23.2   Consent of KPMG LLP (Western 10-K).

   23.3   Consent of KPMG LLP (Western 8-K).

   23.4   Consent of Deloitte & Touche LLP (Santa Monica Bank).

   23.5   Consent of Deloitte & Touche LLP (SC Bancorp).

   23.6   Consent of Deloitte & Touche LLP (California Commercial Bankshares).

   23.7   Consent of Vavrinek, Trine, Day & Co. (Bank of Los Angeles).

   23.8   Consent of Vavrinek, Trine, Day & Co. (Monarch Bancorp).

   23.9   Consent of Arthur Andersen LLP (Santa Monica Bank).

   24.1 Power of Attorney (included on signature page of this registration statement).


                                       -8-